EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              U.S. CONCRETE, INC.


            U.S. Concrete, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation as heretofore amended (as so amended, the "Certificate of Incorporation") and does hereby further certify that:

            1. The name of the Corporation is U.S. Concrete, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 15, 1997 under the original name Main Street Equity III, Inc.

            2. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation in accordance with Section 245 of the DGCL and without a vote of the Corporation's stockholders. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation, and no discrepancy exists between those provisions and the provisions hereof.

            3. The Certificate of Incorporation is hereby restated to read in its entirety as follows:


                     RESTATED CERTIFICATE OF INCORPORATION

            FIRST: The name of the Corporation is U.S. Concrete, Inc.

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is the Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute (the "DGCL").

            FOURTH: The aggregate number of shares of capital stock which the Corporation will have authority to issue is Seventy Million and One (70,000,001), divided into Sixty Million (60,000,000) shares of common stock, par value $.001 per share ("Common Stock"), One (1) share of Class A common stock, par value $.001 per share ("Class A Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"). The Corporation may issue shares of any class of its capital stock for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

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            Except as applicable law otherwise provides, the holder of the share of Class A Stock and the holders of the Common Stock will vote together as a single class on all matters on which holders of Common Stock are entitled to vote. The share of Class A Stock will be entitled to 2,000,000 votes on each such matter, and each share of Common Stock will be entitled to one vote on each such matter.

            Prior to the effective time of the first acquisition by the Corporation of an operating business (the "Effective Time"), the share of Class A Stock will be deemed to have converted into 2,000,000 issued and outstanding shares of Common Stock prior to the record date the Corporation fixes for determining the holders of shares of Common Stock entitled to participate in any dividend the Corporation declares to be paid on the outstanding Common Stock or to share in the assets of the Corporation in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, and, on the basis of that deemed conversion, the holder of the Class A Stock and the holders of all outstanding shares of Common Stock will so participate and so share ratably on a share for share basis. Immediately prior to the Effective Time, the Class A Stock automatically will convert into 1,602,255 shares of Common Stock. Once the Class A Stock has been converted into Common Stock, it will be cancelled and not reissued.

            The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series will be such as are stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of that series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution." The Board of Directors hereby is authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights (including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets on liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provisions or sinking fund provisions) as between series and as between or among series of Preferred Stock and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

            Consistent with this Article FOURTH and applicable law, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Restated Certificate of Incorporation (this "Certificate of Incorporation") or any amendment hereto, or outside resolutions of the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation. Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of any class of capital stock of the Corporation.

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            No stockholder will, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless a Directors' Resolution specifically so provides with respect to a series of Preferred Stock.

            Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a Directors' Resolution with respect to a series of Preferred Stock.

            FIFTH: (a) DIRECTORS. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, will invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

            (b) NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which will constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event will not be less than three. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be divided into three classes: Class I, Class II and Class
III. Each director will serve for a term ending on the third annual meeting following the annual meeting at which that director was elected; provided, however, that the directors first designated as Class I directors will serve for a term expiring at the annual meeting next following the end of the calendar year 1999, the directors first designated as Class II directors will serve for a term expiring at the annual meeting next following the end of the calendar year 2000, and the directors first designated as Class III directors will serve for a term expiring at the annual meeting next following the end of the calendar year 2001. Each director will hold office until the annual meeting at which that director's term expires and, the foregoing notwithstanding, will serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

            At each annual election, the directors chosen to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

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            In the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors will specify the class to which a newly created directorship will be allocated.

            Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

            (c) REMOVAL OF DIRECTORS. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides, cause for the removal of a director will be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of a majority of the Directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent and mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Directors' Resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of that Directors' Resolution.

            (d) VACANCIES. Except as a Directors' Resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

            SIXTH: From and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended, except as a Directors' Resolution may establish with respect to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent

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in writing by those stockholders. Except as applicable law requires, or as a
Directors' Resolution may prescribe, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors or
(ii) the Board of Directors pursuant to a resolution a majority of the entire Board of Directors approves by an affirmative vote.

            SEVENTH: No director of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing provisions will not eliminate or limit the liability of a director (a) for any breach of that director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or as that provision hereafter may be amended, supplemented or replaced, or (d) for any transactions from which that director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of that repeal or modification.

            EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as applicable law or the Bylaws of the Corporation may provide otherwise.

            NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of that compromise or arrangement, the said compromise or arrangement and the said reorganization will, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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            IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be executed this 4th day of May, 1999.

                                    U.S. CONCRETE, INC.



                                    By:/S/ EUGENE P. MARTINEAU
                                       Eugene P. Martineau
                                       Chief Executive Officer and President

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